Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$16,006,130
Unrealized Gain (Loss) on Market Value of Commodity Futures	(17,560,440)
Dividend Income	344,527
Interest Income	394,415
ETF Transaction Fees	3,150
Total Income (Loss)	$(812,218)

Expenses
General Partner Management Fees	$145,789
Professional Fees	4,088
Brokerage Commissions	15,428
Directors' Fees and insurance	7,073
Total Expenses	$172,378
Net Income (Loss)	$(984,596)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/23	$231,742,309
Additions (800,000 Shares)	21,907,624
Withdrawals (600,000 Shares)	(16,373,171)
Net Income (Loss)	(984,596)

Net Asset Value End of Month	$236,292,166
Net Asset Value Per Share (8,400,000 Shares)	$28.13

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596